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                       AMENDED AND RESTATED 1992 NON-QUALIFIED
                                  STOCK OPTION PLAN

                                      SECTION 1

                                 STATEMENT OF PURPOSE

    The purpose of this Amended and Restated 1992 Stock Option Plan is to aid BMC West Corporation ("BMC") in securing and retaining key employees and directors and to motivate such employees and directors to exert their best efforts on behalf of BMC and its stockholders. In addition, BMC expects that the corporation and its stockholders will benefit from the added interest which the employees and directors will have in the welfare of BMC as a result of their proprietary interest in the corporation's success. Stock options encourage longevity in service to the corporation and give employees and directors incentive to maximize their efforts to enhance the profitability of the corporation.

                                      SECTION 2

                                     DEFINITIONS

    2.1  "BMC" shall mean BMC West Corporation, a Delaware corporation.

    2.2  "Board" shall mean the Board of Directors of BMC.

    2.3 "Change in Control." A "Change in Control" of BMC shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of BMC in which BMC is not the continuing or surviving corporation or pursuant to which BMC's Shares would be converted into cash, securities or other property, other than a merger of BMC in which the holders of BMC's Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of BMC, or
(ii) the stockholders of BMC approve a plan or proposal for the liquidation or dissolution of BMC, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule l3d-3 under the Exchange
Act), directly or indirectly, of fifty (50%) percent or more of BMC's outstanding Shares, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of BMC shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by BMC's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the above, a Change in Control shall not be deemed to have occurred in connection with a transaction resulting in a merger, consolidation, sale of assets or sale of securities if such transaction has been initiated (in contrast to an action in response to or resulting


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from receipt of an offer or its equivalent from a third party) at the direction of the Board of BMC acting with the approval of a majority of the independent directors.

    2.4 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of BMC which shall be composed of not fewer than two (2) members, all of which shall be Non-Employee Directors, if required. Any requirement that an administrator of the Plan be a Non-Employee Director shall not apply if the Board or the Compensation Committee expressly declares that such requirement shall not apply.

    2.5 "Non-Employee Director" shall mean a director who: (i) is not currently an officer or otherwise employed by BMC, or a parent or subsidiary of BMC, (ii) has not received within the fiscal year more than $60,000 for services as a consultant to or in another capacity (other than a director) with BMC or a parent or subsidiary of BMC, (iii) does not possess an interest in a transaction with BMC that is disclosable under Item 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship with BMC that is disclosable under Item 404(b) of Regulation S-K, and is otherwise considered to be a "non-employee director" in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act").

    2.6  "Eligible Participant" shall mean

         (a)  an officer of BMC;

         (b)  an employee of BMC; or

         (c)  a director of BMC.

    2.7 "Option" shall mean the right of a Participant to purchase Shares under this Plan.

    2.8 "Option Shares" shall mean the Shares subject to the Plan that are described in Section 5.

    2.9 "Participant" shall mean an Eligible Participant to whom an Option has been granted pursuant to this Plan.

    2.10 "Plan" means this Amended and Restated 1992 Non-Qualified Stock Option Plan.

    2.11 "Shares" shall mean all shares of BMC's authorized common stock as described in the amended Certificate of Incorporation of BMC. The Shares may be Treasury Shares or authorized but unissued Shares.

                                      SECTION 3

                              ADMINISTRATION OF THE PLAN

    3.1 The Compensation Committee or the Board shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the


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administration of the Plan, and waive any vesting provisions of this Plan or any
Option granted pursuant to this Plan. In accordance with the provisions of this Plan, the Compensation Committee or Board shall select the Eligible Participants to whom Options shall be granted and shall determine the number of shares to be embraced in each option and the time at which the option is to be granted. The Compensation Committee or Board shall also determine the Option Period, the Option Price, the manner in which Options become exercisable, and fix such other provisions of the Options as the Compensation Committee or Board may deem necessary or desirable. All determinations and selections made by the Compensation Committee or Board shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

    3.2 Each Option shall be evidenced by a written instrument duly executed by BMC and Participant, containing such terms and conditions not inconsistent with the Plan as the Compensation Committee or Board shall determine.

                                      SECTION 4

                            ELIGIBILITY AND PARTICIPATION

    4.1 Options may be granted pursuant to the Plan to Eligible Participants. Each Option to be granted and the number of Shares to be covered thereby shall be determined by the Compensation Committee or the Board.

    4.2 The Compensation Committee or the Board shall independently fix the Options to be granted to the president of the corporation, based upon the president's duties, responsibilities, experience, salary and other benefits received, and upon consideration of the compensation provided to similarly situated executives.

                                      SECTION 5

                              SHARES SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 8, the aggregate number of Shares to be delivered upon exercise of all Options granted pursuant to the Plan shall not exceed 180,000 Shares. If an Option expires or terminates for any reason during the term of this Plan and prior to the exercise thereof in full, the Shares subject to, but not delivered under, such Option shall, except as hereinafter provided, be available for Options thereafter granted.

                                      SECTION 6

                           TERMS AND CONDITIONS OF OPTIONS

    Options granted under this Plan shall be subject to the following terms and conditions:

    6.1  OPTION PRICE.


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    The price at which Shares may be purchased upon exercise of an Option shall be set by the Compensation Committee or the Board.

    6.2  OPTION PERIOD.

    No Option Shares may be purchased pursuant to an Option after the expiration of ten (10) years from the date the Shares may first be purchased.

    6.3  ACCELERATION OF EXERCISABILITY.

    Unless otherwise specifically provided in any written instrument issued under this Plan by the Compensation Committee or the Board that evidences any Option(s) granted under this Plan, any Option(s) held by any Eligible Participant shall become immediately exercisable upon a Change in Control of BMC.

    6.4  TRANSFERABILITY OF OPTION.

    Options shall not be transferable or assignable by a Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Participant shall be exercisable only by the Participant.

    6.5  EXPIRATION OF OPTION PERIOD UPON TERMINATION OF EMPLOYMENT.

    Options shall expire ninety (90) days after a Participant's termination of employment with BMC for any reason, and no Shares may thereafter be issued pursuant to an Option, except as set forth below:

         (a) If a Participant's employment is terminated by reason of the Participant's death, the Participant's personal representative may exercise any option rights granted pursuant to an Option, to the extent vested, at any time within one (1) year after the Participant's death, but in any event not after the expiration of the Option Period prescribed in Section 6.2.

         (b) If a Participant's employment is terminated by reason of the Participant's disability or retirement, the Participant may exercise any option rights granted pursuant to an Option, to the extent vested, at any time within one (1) year after such termination, but in any event not after the expiration of the Option Period prescribed in Section 6.2.

                                      SECTION 7

                                     TERM OF PLAN

    This Plan shall be effective from January 1, 1992, provided the Plan is ratified by the stockholders of BMC within 12 months after such date. The term during which Options may be granted pursuant to this Plan shall expire on December 31, 2000.


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                                      SECTION 8

                               ANTIDILUTION PROVISIONS

    The Option Shares shall be subject to adjustment from time to time as follows:

    8.1 If at any time during the term of this Plan the total number of Shares of BMC's common stock outstanding is increased by a stock dividend or subdivision or split-up of such outstanding Shares, then concurrently with the effectiveness of such subdivision or split-up, the number of Option Shares of common stock (calculated to the nearest whole share) shall be proportionately increased.

    8.2 If at any time during the term of this Plan the total number of Shares of BMC's common stock outstanding is decreased by a combination or reverse stock split of such outstanding Shares, then concurrently with the effectiveness of such combination, the number of Option Shares (calculated to the nearest whole share) shall be proportionately decreased.

                                      SECTION 9

                                    MISCELLANEOUS

    9.1 Neither the establishment of this Plan or any amendments thereto, nor the grant of any Options pursuant to this Plan, shall be construed as in any way modifying or affecting or evidencing any intention or understanding with respect to the terms of employment or consulting relationship of an Eligible Participant with BMC, or any subsidiary or parent of BMC. An Eligible Participant's employment may be terminated at will at any time by BMC, and such termination of employment may be voluntary or involuntary. The grant of any Option to an Eligible Participant shall not be construed to grant to the Eligible Participant the right to acquire any additional Shares in the future. The granting of Options under the Plan shall be entirely discretionary with the Compensation Committee or the Board and nothing in the Plan shall be deemed to give any Eligible Participant any right to participate in the Plan or to receive Options.

    9.2 BMC hereby agrees to indemnify and hold the Board members, Compensation Committee members and officers of BMC harmless from any claims by any person arising out of or in any way involving the Plan, the administration of the Plan or the interpretation of the Plan.

    9.3 This Plan shall be construed and interpreted under the laws of the State of Idaho.

    9.4 BMC's failure, at any time or times hereafter, to require a strict performance of any provision of this Plan shall not waive, affect, or diminish any right of BMC thereafter to demand strict compliance and performance herewith.

    9.5 The Compensation Committee or the Board may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the corporations common stock, make any alteration or amendment thereof which operates to increase the total number of


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shares reserved for purposes of this Plan except as provided in Section 8, or to extend the term of the Plan or the maximum Option period.


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    Amended, by approval of the Board, on January ___, 1997.


                             BMC WEST CORPORATION


                             By:__________________________
                                  Donald S. Hendrickson,
                                  President


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